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                                                                      Exhibit 11

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 15 of our report dated January 31, l997 and to all references to our Firm included in or made a part of Post-Effective Amendment.


                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                            ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
April 23, l997